Exhibit 21
Subsidiaries of LSI Corporation

Name	Jurisdiction of Organization
C-Cube International Limited	Hong Kong
C-Cube Microsystems (Asia Pacific) Ltd.	Hong Kong
C-Cube Microsystems (Canada) Ltd.	Canada
C-Cube Microsystems International Ltd.	Bermuda
C-Cube Technology Limited	Bermuda
C-Cube US, Inc.	Delaware
Engenio Information Technologies Limited	United Kingdom
LSI (Spain) Technology Development S.L	Spain
LSI (Thai) Ltd.	Thailand
LSI Asia Pacific Corporation	Delaware
LSI Canada Corp.	Canada
LSI China Technology (Shanghai) Co. Ltd.	China
LSI China Trading (Shanghai) Co. Ltd.	China
LSI Corporation (Mexico) S.de R.L. de C.V.	Mexico
LSI Deutschland GmbH & Co. KG	Germany
LSI Deutschland Verwaltungs GMBH	Germany
LSI EMEA Corporation	Delaware
LSI Holdings Corporation	Delaware
LSI International LLC	Delaware
LSI Investments Pte. Ltd.	Singapore
LSI Israel Ltd.	Israel
LSI Japan Ltd.	Japan
LSI Logic (Australia) Pty Ltd	Australia
LSI Logic AB	Sweden
LSI Logic Asia, Inc.	Delaware
LSI Logic Canada Corporation	Canada
LSI Logic Corporation of Canada, Inc.	Canada
LSI Logic Corporation of Korea, Inc.	Korea
LSI Logic Europe Limited	United Kingdom
LSI Logic GmbH	Germany
LSI Logic HK Holdings	Cayman Islands
LSI Logic Hong Kong Ltd.	Hong Kong
LSI Logic Hungary LLC	Hungary
LSI Logic India Private Limited	India
LSI Logic International Services, Inc.	California
LSI Logic Japan Semiconductor, Inc.	Japan
LSI Logic K.K.	Japan
LSI Logic LLC	Delaware
LSI Logic Malta Ltd.	Malta
LSI Logic Netherlands B.V.	Netherlands
LSI Logic Resale Corporation	Delaware
LSI Logic s.r.l.	Italy
LSI Logic SAS	France
LSI Technology (Beijing) Company Ltd.	China
LSI Logic Singapore Ltd.	Singapore
LSI Logic Storage Systems Europe Holdings Ltd.	Ireland
LSI Management Services Corporation	Delaware

Name	Jurisdiction of Organization
LSI Research (India) Private Limited	India
LSI Research & Development Pune Private Ltd.	India
LSI Storage Cyprus Limited	Cyprus
LSI Storage Ireland Limited	Ireland
LSI Technologies Israel Ltd.	Israel
LSI Technology (Singapore) Pte. Ltd.	Singapore
LSI Technology Investments S.L	Spain
LSI Technology Limited	United Kingdom
Media Computer Technologies, Inc.	California
Metta Technology (Mauritius)	Mauritius
Silicon Manufacturing Partners Pte Ltd.	Singapore
StoreAge (Beijing) Co., Ltd.	China
SubLSI (Korea) Co., Ltd.	Korea
Velio Communications International Inc.	Cayman Islands
Agere Systems (Ireland) Design Ltd	Ireland
Agere Systems (Ireland) Limited	Ireland
Agere Systems American Parkway LP	Delaware
Agere Systems Inc.	Delaware
Agere Systems LVCC LLC	Delaware
Agere Systems Nederland B.V.	Netherlands